UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2021

EYENOVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400 New York, NY (Address of principal executive offices)	10017 (Zip Code)

(917) 289-1117

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYEN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company             ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Eyenovia, Inc. (the “Company”) expects to report that it had approximately $21.4 million in cash and cash equivalents as of September 30, 2021, although it has not finalized its full financial results for the quarter. The Company also expects the outstanding number of shares of its common stock as of September 30, 2021 to be 25,963,185. This estimate is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of September 30, 2021 and its results of operations for the three and nine months then ended. The Company also reported that management believes that, as of October 25, 2021, the Company’s existing cash and cash equivalents and available credit will allow the Company to continue its operations into the first quarter of 2023. The review of the Company’s financial statements for the three and nine months ended September 30, 2021 by management and by the Company’s independent registered public accounting firm is ongoing and could result in changes to the information set forth above.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Press Release

On October 25, 2021, the Company issued a press release announcing the reclassification of the Company’s proprietary, first-in-class combination microdose formulation of tropicamide and phenylephrine for in-office pupil dilation, MydCombi, as a drug-device combination product by the U.S. Food and Drug Administration in a Complete Response Letter (“CRL”) received on October 22, 2021. The press release also announces that the Company is preparing the necessary documents for expedited resubmission of the new drug application for MydCombi in response to the CRL. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Corporate Presentation

Attached hereto as Exhibit 99.2 and incorporated herein by reference is an updated corporate presentation the Company intends to use with various investors and analysts.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited, to statements regarding Company's expected cash balance and projected cash needs, and intentions of the company with respect to resubmission of the new drug application for MydCombi. Forward-looking statements may be identified by words such as “anticipates,” “believe,” “continue,” “expect,” “intend,” “may,” “plan to,” “potential,” “projects,” “will,” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the period ended June 30, 2021, as such factors may be updated from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”), which filings are accessible on the SEC’s website at www.sec.gov and the Company’s website at https://ir.eyenovia.com/financial-information/sec-filings. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, the Company has no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of the Company, dated October 25, 2021.
99.2	Eyenovia, Inc. corporate presentation dated October 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: October 25, 2021	/s/ John Gandolfo
John Gandolfo
Chief Financial Officer

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